EMPLOYMENT AGREEMENT
                           --------------------


     THIS EMPLOYMENT AGREEMENT is entered into this 7th day of December, 2000 between FRANKLIN ELECTRIC CO., INC., ("Franklin") an Indiana corporation, and Gregg C. Sengstack (the "Executive").

     WHEREAS, Executive is employed as Vice President and Chief Financial Officer of Franklin; Franklin desires to assure the benefit of Executive's future services; and Executive is willing to commit to render such services, upon the terms and conditions set forth below;

     NOW THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. Franklin agrees to employ Executive in an executive capacity, and Executive agrees to serve Franklin in such capacity, upon the terms and conditions hereinafter set forth until his employment is terminated in accordance with Paragraph 2 hereof.

     2. TERMINATION. Either Executive or Franklin may terminate Executive's employment with Franklin at any time upon at least 90-days' advance written notice, except that a termination for Good Cause may become effective immediately upon notice.

     3. COMPENSATION. Franklin shall pay or provide Executive with the following, and Executive shall accept the same, as compensation for the performance of his undertakings and the services to be rendered by him under this Agreement:

          (a) A fixed salary of $175,000 per annum, or such higher amount as the Board of Directors of Franklin may from time to time authorize (which amount shall not be reduced without Executive's written consent), payable in equal monthly installments;

          (b) Such bonus as may be allocated to Executive by the Compensation Committee of Franklin's Board of Directors pursuant to the Franklin Executive Officer Bonus Plan.

          (c) Participation in Franklin's Stock Option Plans, as long as such plans remain in effect, and in any future compensation plans covering executives of comparable rank.

          (d) Participation in Franklin's employee benefit plans, policies, practices and arrangements in which Executive is presently eligible to participate as long as such plans, policies, practices and arrangements remain in effect, and in any future employee benefit plans and arrangements covering executives of comparable rank, including without limitation any defined benefit retirement plan, excess plan, profit sharing plan, health or dental plan, disability plan, survivor income
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     plan, or life insurance plan (collectively, the "Benefit Plans").

          (e) Paid vacations and sick leave in accordance with Franklin's policies respecting same as in effect from time to time.

          (f) All fringe benefits and perquisites offered by Franklin from time to time to executives of comparable rank.

     4. EXPENSES. Franklin shall promptly pay or reimburse Executive for all reasonable expenses incurred by Executive in the performance of duties hereunder.

     5. CONDITIONS OF EMPLOYMENT. During the term of this agreement, Franklin will continue to employ Executive, and Executive will continue to serve Franklin, as its Vice President and Chief Financial Officer, with duties and responsibilities substantially equivalent to those in effect. Executive shall be furnished office space, assistance and accommodations suitable to the character of his position with Franklin and adequate for performance of his duties. Executive's services shall be performed at Franklin's principal executive office in Bluffton, Indiana, except when the nature of Executive's duties hereunder require reasonable domestic and foreign travel from time to time.

     6. TERMINATION OF EMPLOYMENT. In the event Executive's employment with Franklin is terminated pursuant to Paragraph 2, he shall be entitled to receive compensation for the year of termination and for subsequent periods, if any, as hereinafter set forth:

          (a) If Executive's employment is terminated by Executive without Good Reason or by Franklin With Good Cause (i) the effective date of the termination shall be the date specified in the notice referred to in Paragraph 2, or such earlier date after the date of such notice as Franklin may elect, or, if applicable, the date of the Executive's death, (ii) Executive's compensation under (a) and (b) of Paragraph 3 shall be limited to a pro-rata portion of his basic compensation for the year of termination, and (iii) Executive shall continue to be provided with the benefits under (c), (d), (e) and (f) of Paragraph 3 until the effective date of the termination;

          (b) If Franklin shall terminate Executive's employment with Franklin without Good Cause, or Executive shall voluntarily terminate such employment during the Employment Period with Good Reason, (i) the effective date of termination shall be the date specified in Paragraph 2 or such earlier date after the date of such notice as Executive may elect, (ii) Executive's compensation under (a) and (b) of Paragraph 3 for the portion of the year of termination prior to the effective date of termination shall be a pro- rata portion of his basic compensation for such year, together with a bonus equal to not less than a pro-rata portion of his bonus paid or payable for the year prior to the year of termination, (iii) Executive shall receive as compensation for the severance period described below an additional amount computed by annualizing the compensation which he is to receive pursuant to clause
     (ii) above, which shall be payable in the same manner as if his employment had not terminated except that any bonus payable in the year following the year of termination for a portion of the prior year shall be paid not later than 30 days after the end of the year to which the bonus relates, (iv) Executive shall continue to be provided with the benefits under (c), (d), (e) and (f) of Paragraph 3 for the severance period described below, and (v) any stock options granted to Executive by Franklin shall be accelerated and become immediately exercisable in full on the effective date of termination, subject to any limitations on the order of exercise which are specifically applicable, and shall, subject to Subsection (c) hereof, remain exercisable for such period after the effective date of termination as is provided under the terms of the options and the plans pursuant to which they were issued. The severance period shall be the period beginning on the date of termination and ending on the earlier of (A) the date which is twelve months after the date of termination, or (B) the date on which Executive would attain his normal retirement age (as defined in the Franklin Electric Co., Inc. Basic Retirement Plan).

          (c) If within one (1) year after a Change in Control (as defined below), (i) Franklin shall terminate Executive's employment with Franklin without Good Cause (as defined below), or (ii) Executive shall voluntarily terminate such employment with Good Reason (as defined below), Franklin shall, within 30 days of the termination of Executive's employment with Franklin, (A) make a lump sum cash payment to him equal to an amount of Executive's Salary as would be payable to Executive for the lesser of two years and the period of time from the date of termination to the date the Executive attains his normal retirement age (as defined in the Franklin Electric Co., Inc. Basic Retirement Plan), and (B) in settlement of the options described in Subsection (b), make a lump sum cash payment to him equal to the difference between the aggregate fair market value of the stock subject to such options as of the date of such termination and the aggregate exercise price thereof. For purposes of this Section, "Salary" shall mean the greater of (a) Executive's salary rate in effect on the date of the Change in Control or (b) Executive's salary rate in effect on the date his employment with Franklin terminates. Also in such event, Executive shall, following his termination of employment, for the period of time used to calculate the amount of Salary payable pursuant to clause (A) of this Subsection (c), continue to be provided with the benefits under (c), (d), (e) and (f) of Paragraph 3. Franklin agrees that (y) Executive shall not be required to mitigate his damages by seeking other employment or otherwise, and (z) Franklin's obligations hereunder shall not be reduced in any way by reason of any compensation received by Executive from sources other than Franklin after the termination of Executive's employment with Franklin.

          (d)   In the event that Executive is subject to an excise tax under
     Section 4999 of the Internal Revenue Code of 1986 with respect to any cash, benefits or other property received in the event of a Change of Control, Franklin shall reimburse Executive for (i) the Federal excise taxes imposed under Section 4999, (ii) any interest, penalties and additions to Federal income tax which are imposed on Executive with respect to any period ending before the date on which Franklin remits to Executive or the Internal Revenue Service the amount necessary to satisfy Executive's federal tax liability under Section 4999 and which are owed by Executive as a result of the imposition of such excise tax, and (iii) any Federal income and excise taxes payable by Executive as a result of the reimbursement described in (i) and (ii) above.

          (e)   For purposes of this section 6:

                (1) "Good Cause" shall mean (A) Executive's death or disability, (B) Executive's fraud, (C) Executive's misappropriation of, or intentional material damage to, the property or business of Franklin, or (D) Executive's commission of a felony.

                (2) "Good Reason" shall exist if (A) there is a significant change in the nature or the scope of Executive's authority, (B) there is a reduction in Executive's basic compensation, (C) Franklin changes the principal location in which Executive is required to perform services, or (D) there is a reasonable determination by Executive that, as a result of a change in circumstances significantly affecting his position, he is unable to exercise the authority, powers, function or duties attached to his position.

                (3) "Change in control" shall be deemed to have taken place if (A) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, and excluding any person who, as of the date of this Agreement, is the beneficial owner of shares of Franklin stock representing 20% or more of the total number of votes that may be cast for the election of Directors, becomes the beneficial owner of shares of Franklin stock representing 20% or more of the total number of votes that may be cast for the election of Directors, or (B) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who immediately prior thereto were directors of Franklin cease to constitute a majority of the Board of Directors of Franklin. Notwithstanding the foregoing sentence, a Change of Control shall not be deemed to occur by virtue of any transaction in which Executive is a participant in a group effecting an acquisition of Franklin if Executive holds an equity interest in the entity acquiring Franklin at the time of such acquisition.

     7. DISCLOSURE OF CONFIDENTIAL INFORMATION. Without the consent of Franklin, Executive shall not at any time divulge, furnish or make accessible to anyone (other than in the regular course of business of Franklin) any knowledge or information with respect to confidential or secret processes, inventions, formulae, machinery, plan, devices or materials of Franklin or with respect to any confidential or secret engineering development or research work of Franklin or with respect to any other confidential or secret aspect of the business of Franklin. Executive recognizes that irreparable injury will result to Franklin and its business and properties, in the event of any breach by Executive of any of the provisions of this section. In the event of any breach of any of the commitments of Executive pursuant to this section, Franklin shall be entitled, in addition to any other remedies and damages available, to injunctive relief to restrain the violation of such commitments by Executive or by any person or persons acting for or with Executive in any capacity whatsoever.

     8. LITIGATION EXPENSES. Franklin shall pay to Executive all out-of-pocket expenses, including attorneys' fees, incurred by Executive in connection with any claim or legal action or proceeding involving this Agreement, whether brought by Executive or by or on behalf of Franklin or by another party; provided, however, Franklin shall not be obligated to pay to Executive out-of-pocket expenses, including attorneys' fees, incurred by Executive in any claim or legal action or proceeding in which Franklin is a party adverse to Executive if Franklin prevails in such litigation. Franklin shall pay prejudgment interest on any money judgment obtained by Executive, calculated at the published prime interest rate charged by Franklin's principal banking connection, as in effect from time to time, from the date that payment(s) to him should have been made under this Agreement.

     9. POST TERMINATION PAYMENT OBLIGATIONS ABSOLUTE. Franklin's obligation to pay Executive the compensation and to make the other arrangements provided herein to be paid and made after termination of Executive's employment with Franklin shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right that Franklin may have against him or anyone else. All amounts so payable by Franklin shall be paid without notice or demand. Each and every such payment made by Franklin shall be final and Franklin will not seek to recover all or any part of such payment from Executive or from whomsoever may be entitled thereto, for any reason whatsoever.

     10. NOTICES. Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received and if mailed shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to Franklin shall be addressed to Franklin Electric Co., Inc. at 400 East Spring Street, Bluffton, Indiana 46714. Notices to Executive shall be addressed to the Executive at his last permanent address as shown on Franklin's records. Notwithstanding the foregoing, if either party shall have previously designated a different address by notice to the other party given in the foregoing manner, then notices to such party shall be addressed as designated until the designation is revoked by notice given in such manner.

     11. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and cannot be amended, modified or supplemented in any respect, except by a subsequent written agreement entered into by both parties hereto.

     12. SUCCESSORS. This Agreement may not be assigned by Franklin except in connection with a merger involving Franklin or a sale of substantially all of its assets, and the obligations of Franklin provided for in this Agreement shall be the binding legal obligations of any successor to Franklin by purchase (if such successor assumes this Agreement), merger, consolidation, or otherwise. This Agreement may not be assigned by Executive during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

     13. WAIVER, MODIFICATION AND INTERPRETATION. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and an appropriate officer of Franklin empowered to sign the same by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     14. WITHHOLDING. Franklin may withhold from any payment that it is required to make under this Agreement amounts sufficient to satisfy applicable withholding requirements under any federal, state, or local law.

     15. HEADLINES. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above,

FRANKLIN ELECTRIC CO., INC.                 EXECUTIVE


/s/ WILLIAM H. LAWSON                       /s/ GREGG C. SENGSTACK
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WILLIAM H. LAWSON                          GREGG C. SENGSTACK
CHAIRMAN AND CHIEF
EXECUTIVE OFFICER



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